UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 10, 2012
Janus Capital Group Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET
DENVER, COLORADO 80206
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code
(303) 333-3863

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On August 10, 2012, Janus Capital Group Inc. (the “Company”) entered into an Investment and Strategic Cooperation Agreement (the “Investment Agreement”) with The Dai-ichi Life Insurance Company, Limited (the “Investor”).  Pursuant to the terms of the Investment Agreement, the Investor has agreed to use commercially reasonable efforts to acquire, through open market transactions and, at its option, exercise of the options issued pursuant to the Option Agreement (as defined below), at least 15%, and no more than 20%, of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) during the period of one year beginning on the date of the Investment Agreement (the “Purchase Window”).  The Investor has agreed not to acquire more than 20% of the issued and outstanding shares of the Company Common Stock (the “Ownership Limit”) and to reduce its percentage ownership to the Ownership Limit should its percentage ownership exceed the Ownership Limit at any time.  In addition, subject to certain conditions, the Investor has committed to invest at least $2,000,000,000 in investment products managed by one or more of the Company’s affiliates, at least $300,000,000 of which will be invested within two months of the date of the Investment Agreement.  The remaining balance will be invested no later than the end of the fourth full fiscal quarter following the first date on which the Investor owns at least 15% of the issued and outstanding shares of the Company Common Stock (the first date on which the Investor owns at least 15% of the issued and outstanding shares of the Company Common Stock, the “Effective Time”).

Board Designation Right.  The Board of Directors of the Company (the “Board”) has determined that, in accordance with the terms of the Investment Agreement and the procedures and conditions set forth therein, the Investor shall have the right to designate a representative of the Investor for appointment to the Board (the “Investor Representative”) until such right is terminated in accordance with the terms of the Investment Agreement.  The Investor’s right to designate an Investor Representative is exercisable beginning at the Effective Time and may be terminated under certain circumstances set forth in the Investment Agreement.

Standstill Restrictions.  The Investor is subject to certain standstill restrictions and cannot, in each case without the Board’s consent, among other things, initiate tender or exchange offers for securities of the Company or its subsidiaries, seek the nomination or election of any individual as a director of the Company (other than the Investor’s right to designate the Investor Representative as described above), participate in any recapitalization, restructuring, liquidation, dissolution or other similar extraordinary transaction with respect to the Company or its subsidiaries, acquire or obtain any economic interest in securities of the Company (other than the acquisition of up to 20% of the issued and outstanding shares of the Company Common Stock as permitted by the Investment Agreement) or dispose any shares of the Company Common Stock in an unsolicited tender offer (other than under certain circumstances as permitted by the Investment Agreement).  The standstill restrictions are suspended if the Investor owns less than 3% of the issued and outstanding shares of the Company Common Stock and, with certain exceptions, terminated upon change of control of the Company.

Transfer Restrictions.  The Investor is subject to certain limitations on its ability to transfer its shares of the Company Common Stock and cannot, without the Company’s consent, transfer its shares of the Company Common Stock within three years of the date of the Investment Agreement, except that it may transfer its shares of the Company Common Stock to the extent necessary to comply with applicable law, effectively binding written or oral administrative guidance from a governmental authority in Japan or an order by such a governmental authority, upon an insolvency event with respect to either the Company or the Investor, upon an “Event of Financial Distress” (as defined in the Investment Agreement) with respect to the Investor or the Company or upon certain other circumstances set forth in the Investment Agreement.  The Company is generally entitled to the right of first offer or the right of first refusal, depending on the nature of the proposed transfer, with respect to the Investor’s proposed transfer of its shares of the Company Common Stock.

Preemptive Rights.  In the event that the Company proposes to issue new shares of the Company Common Stock, for so long as the Investor owns at least 15% of the issued and outstanding shares of the Company Common Stock, the Investor has the right to purchase up to such number of shares of the Company Common Stock that would allow the Investor to maintain percentage ownership of the issued and outstanding shares of the Company Common Stock that is, after giving effect to the issuance of the new securities, no less than the percentage ownership the Investor had prior to such issuance.  The Investor is entitled to exercise its preemptive rights in respect of the Company’s issuance of new securities to provide equity compensation for employment for its directors, officers or employees only if such issuance would cause the Investor’s percentage ownership to decrease to less than 15% of the issued and outstanding shares of the Company Common Stock.  In each case, the Investor does not have preemptive rights to the extent that an issuance of the additional shares of the Company Common Stock to the Investor would require approval of the stockholders of the Company pursuant to Rule 312 of the New York Stock Exchange Listed Company Manual or any successor rule thereof, unless such approval has been obtained.

Registration Rights.  At any time following the Effective Time, and without limiting the restrictions on transfers described above, the Investor will be entitled to customary registration rights, including the right to require the Company to file up to two registration statements to register shares of the Company Common Stock owned by the Investor that were acquired by the exercise of any option under the Option Agreement or pursuant to the Investment Agreement (the “Registrable Shares”), and unlimited prospectus supplements in connection with any take-down from an effective shelf registration statement.  In addition, the Investor has certain “piggyback” registration rights with respect to the Registrable Shares to participate in certain securities offerings by the Company.

Termination.  The Investment Agreement may be terminated by either the Company or the Investor under specified circumstances, including if (a) there is a Material Adverse Effect (as defined in the Investment Agreement) with respect to the other party prior to the Effective Time, (b) there is an insolvency event with respect to the other party, (c) necessary to comply with applicable law, effectively binding written or oral administrative guidance from a governmental authority or an order by a governmental authority, (d) on the last day of the Purchase Window, the Investor owns less than 15% of the issued and outstanding shares of the Company Common Stock (subject to certain exceptions), (e) during any consecutive five business day period after the Effective Time, the Investor owns less than 10% of the issued and outstanding shares of the Company Common Stock, (f) there is a material uncured breach of the Investment Agreement by the other party, (g) the Company terminates the Investor’s right to designate an Investor Representative to the Board, (h) at any time following the third anniversary of the Investment Agreement (following 90-days notice to the other party) or (i) any consent or authorization of any governmental authority that is required for the acquisition by the Investor of no less than 15% of the issued and outstanding shares of the Company Common Stock has not been obtained by the first anniversary of the Investment Agreement or any such governmental authority has determined that it will not provide any such consent or authorization (subject to certain exceptions).  In addition, the Investment Agreement may be terminated by the Company if there is a change in Japanese generally accepted accounting principles or other applicable accounting principles that would significantly increase the burden to the Company in complying with its obligations to furnish certain financial and operating information to the Investor, or if the Company or any of its affiliates becomes subject to direct regulation by, or sanctions from, any Japanese governmental authority that it would not be subject to in the absence of the strategic alliance.  The Investment Agreement may also be terminated by the Investor if the Company informs the Investor that it is unable to comply with its obligations to furnish certain financial and operating information or there is a change in applicable law in Japan that requires the Investor to receive information that it is not already receiving from the Company, such inability to comply or change in applicable law would or would reasonably be expected to result in the Investor being in violation of applicable law, and the parties following good faith discussions are unable to agree on appropriate changes to the Company’s obligations to furnish certain information that would avoid the Investor being in violation of applicable law.  The Investor may also terminate the Investment Agreement if (a) its percentage ownership has been diluted to less than 15% of the issued and outstanding shares of the Company Common Stock due to the Company’s issuance of new securities and the Investor was unable to prevent such dilution by exercising its preemptive rights, using commercially reasonable efforts to purchase shares on the open market or exercising its remaining options under the Option Agreement or (b) the Investor or any of its affiliates becomes subject to direct regulation by, or sanctions from, any governmental authority (other than a Japanese or U.S. governmental authority) that it would not be subject to in the absence of the strategic alliance.

The foregoing summary of the Investment Agreement does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

On August 10, 2012, the Company also entered into an Option Agreement (the “Option Agreement”) with the Investor, pursuant to which the Company issued the Investor twenty (20) conditional options, each to purchase 700,000 shares of Company Common Stock, for a purchase price of $10.25 per share.  The options granted under the Option Agreement are exercisable for a period of one year from the date of the Option Agreement and only after the Investor beneficially owns not less than 8% of the issued and outstanding shares of the Company Common Stock.  The foregoing summary of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 3.02.             Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 with respect to the Option Agreement is hereby incorporated by reference into this Item 3.02.  The Company Common Stock to be issued pursuant to the Option Agreement will be issued in transactions exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) thereof.

Item 8.01.             Other Events.

On August 10, 2012, the Company announced that it entered into a strategic alliance with the Investor on the terms and conditions set forth in the Investment Agreement.  A copy of the press release announcing the strategic alliance is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

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Item 9.01.            Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

4.1	Registration Rights (incorporated by reference to Exhibit C to the Investment and Strategic Cooperation Agreement filed as Exhibit 10.1 hereto)

10.1	Investment and Strategic Cooperation Agreement by and between Janus Capital Group Inc. and The Dai-Ichi Life Insurance Company, Limited, dated as of August 10, 2012.

10.2	Option Agreement, by and between Janus Capital Group Inc. and The Dai-Ichi Life Insurance Company, Limited, dated as of August 10, 2012.

99.1	Press Release, dated August 10, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: August 10, 2012	By:	/s/ David W. Grawemeyer
Executive Vice President and General Counsel

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Registration Rights (incorporated by reference to Exhibit C to the Investment and Strategic Cooperation Agreement filed as Exhibit 10.1 hereto).

10.1	Investment and Strategic Cooperation Agreement by and between Janus Capital Group Inc. and The Dai-Ichi Life Insurance Company, Limited, dated as of August 10, 2012.

10.2	Option Agreement, by and between Janus Capital Group Inc. and The Dai-Ichi Life Insurance Company, Limited, dated as of August 10, 2012.

99.1	Press Release, dated August 10, 2012.